Exhibit 16.1

March 10, 2023

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: Progressive Care, Inc. Changes in Registrant’s Certifying Accountant

We have read the statements made by Progressive Care, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of the Company dated March 10, 2023, and agree with such statements contained therein as they pertain to our firm.

Sincerely,

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

Boca Raton, Florida